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                               Nixon Peabody LLP

                                 Clinton Square

                              Post Office Box 31051

                         Rochester, New York 14603-1051

                                 (585) 263-1000

                               Fax: (585) 263-1600

                                 March 26, 2004

Biophan Technologies, Inc.
150 Lucius Gordon Drive

Suite 215

West Henrietta, New York 14586

Ladies and Gentlemen:

            We have acted as counsel to Biophan Technologies, Inc. (the "Company") in connection with the Registration Statement of the Company on Form SB-2 (Registration No. 333-112678, the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), covering 12,513,000 shares (the "Shares") of common stock of the Company, par value $.005 per share, to be offered and sold by the selling stockholders named in the Registration Statement.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of all such records of the Company and all such agreements, certificates of public officials, certificates of officers or other representatives of the Company, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinion set forth herein, including (i) the Articles of Incorporation of the Company as amended to the date hereof, (ii) the By-Laws of the Company as amended to the date hereof, and (iii) the Stock Purchase Agreement dated as of February 5, 2004 between the Company and SBI Brightline Consulting, LLC (the "Stock Purchase Agreement"). We have assumed that the Stock Purchase Agreement has been duly authorized, executed and delivered by SBI Brightline Consulting, LLC.

         As to questions of fact material to our opinion expressed herein, we have, when relevant facts were not independently established, relied upon certificates of, and information received from, the Company and/or representatives of the Company. We have made no independent investigation of the facts stated in such certificates or as to any information received from the Company and/or representatives of the Company and do not opine as to the accuracy of such factual matters. We also have relied, without investigation, upon certificates and other documents from, and conversations with, public officials.


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          The opinion expressed below is limited to the General Corporation Law of the State of Nevada, and we do not express any opinion herein concerning any other law.

          Based upon and subject to the foregoing, and the other qualifications and limitations contained herein, and after (a) the Registration Statement has become effective under the Act and assuming that such effectiveness remains in effect throughout the period during which the Shares are offered and sold, and
(b) the Shares have, if required, been duly qualified or registered, as the case may be, for sale under applicable state securities laws and all applicable state securities laws are complied with, we are of the opinion that:

                  (i) the 6,000,000 Shares that are issuable pursuant to the Stock Purchase Agreement are duly authorized and, if and when the Shares are issued in accordance with the terms of the Stock Purchase Agreement and the consideration therefor has been received by the Company, the Shares will be validly issued, fully-paid and nonassessable; and

                  (ii) the remaining 6,513,000 shares held by the selling stockholders and covered by the Registration Statement are duly authorized, validly issued, fully-paid and nonassessable.

         This opinion may only be used in connection with the Registration Statement and may not be used, quoted or relied upon for any other purpose nor may this opinion be furnished to, quoted to or relied upon by any other person or entity, for any purpose, without our prior written consent.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-B under the Act and to the use of this firm's name under the caption "Legal Matters" in the prospectus forming part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

                                                        Very truly yours,

                                                        /s/ Nixon Peabody LLP